Exhibit 99.1

FOR IMMEDIATE RELEASE

EnerLume Energy Management Appoints Paul M. Belliveau To Board Of Directors

HAMDEN, CT – January 14, 2009 - EnerLume Energy Management Corp. (OTCBB:ENLU - http://www.enerlume.com) a provider of energy efficiency products, and the design and installation of electrical and energy management systems, announced today that Paul M. Belliveau was appointed to its Board of Directors, effective January 8, 2009.  This increases the number of Board members to five.

"We are extremely pleased to have Paul join our Board and bring his extensive experience of marketing products in similar channels" commented Patrick J. Healy PhD, Chairman of the Board of Directors of EnerLume Energy Management Corp. "Paul has a proven track record of success in various executive management roles within the industrial sector and will be an important asset to EnerLume in helping the Company achieve its objectives and implement its growth strategy."

Commenting on his appointment, Mr. Belliveau stated, "I am very pleased to be joining EnerLume's board.  The energy efficiency industry, which includes the EnerLume | EM®, a proprietary digital device for reducing energy consumption on fluorescent lighting systems, is entering into an exciting growth stage.  I look forward to working closely with the Board and the executive management team in order to help EnerLume build shareholder value as it evolves into a force in this space."

Mr. Belliveau joins the board as President of Cardo Americas, a subsidiary of Cardo AB, a world leading provider of industrial doors and logistics systems, systems for water treatment, process equipment for the pulp and paper industry and garage doors, which is based in Malmo, Sweden.  Concurrently, Paul also is the Vice President ABS Group and President ABS America, also both Cardo AB Subsidiaries. Previously, Paul was the President and CEO for Besam Entrance Solutions, the North American subsidiary of the world’s largest automatic door company, ASSA ABLOY.  In addition, Mr. Belliveau has held several leading positions within ThyssenKrupp Elevator, completing his career at the company as President of the Northeast Region in the USA.  Mr. Belliveau graduated from the University of Connecticut and holds a Bachelor degree in economics.

About EnerLume Energy Management Corp.
EnerLume Energy Management Corp., through its subsidiaries, provides energy efficiency products and electrical services in the United States. Its focus is providing energy efficiency products, which includes the EnerLume | EM®, a proprietary digital device for reducing energy consumption on fluorescent lighting systems and the installation and design of electrical and energy management systems.  For more information on the Company please visit http://www.enerlume.com

Forward Looking Statements
All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of EnerLume Energy Management Corp. and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with EnerLume’s entry into new commercial energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in its Securities and Exchange Commission filings. The most significant of these uncertainties are described in our 2008 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

EnerLume Energy Management Investor/Media Contact
John Lovallo
Lovallo Communications Group
Telephone: 203-431-0587
Email: johnlovalloirpr@sbcglobal.net